Exhibit 99.1

Media Contact: Travis Parman, Travis.Parman@appharvest.com
Investor Contact: Kaveh Bakhtiari, appharvestIR@appharvest.com
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AppHarvest Announces Q3 2021 Results and Second Growing Season Off to Solid Start

Company delivered higher than expected net sales of approximately $543,000 on 1.5 million pounds of tomatoes sold in Q3 2021, as second growing season at company’s Morehead, Ky. high-tech indoor farm ramps up in Q4 2021

High-tech indoor farms currently under construction in Kentucky: 60-acre tomato, 15-acre leafy green and 30-acre berry facilities expected to be operational by end of 2022 and 10-acre Morehead leafy green facility in 2023

MOREHEAD, Ky. Nov. 10, 2021 — AppHarvest, Inc. (NASDAQ: APPH, APPHW), a leading AgTech company, public benefit corporation and Certified B Corp building some of the world’s largest high-tech indoor farms to grow affordable, nutritious fruits and vegetables at scale while providing good jobs in Appalachia, announced today its operating and financial results for the quarter ending on September 30, 2021.

“With a keen focus on the core business, our team delivered on top priorities this quarter—to replant and prepare our first high-tech indoor farm for a successful new growing season and to continue expanding our network with new farms under construction,” said AppHarvest Founder & CEO Jonathan Webb. “The second growing season is off to a solid start as our quality has significantly improved based on the first couple weeks of harvesting, our enhanced training program recently quadrupled the number of crop care specialists earning a productivity bonus, and there are signs that tomato prices appear to be on the rise to start the fourth quarter. We believe our actions have positioned us well to deliver a solid second growing season, and we remain on track to achieve our full year 2021 outlook.”

Third Quarter 2021 Results and Initial Fourth Quarter 2021 Progress

For the third quarter of 2021, net sales were $0.5 million, on 1.5 million pounds sold in July and August, before the company refreshed and replanted its high-tech indoor farm in September ahead of the second growing season. Price per pound in the third quarter of 2021 was $0.37, which reflects quality and tomato price levels similar to the second quarter due to harvest timing early in the third quarter. Through the first two weeks of harvesting in the fourth quarter, the company exceeded its internal projection for the percentage of USDA No. 1 tomatoes associated with the start of the second growing season. The company also has seen indications of rising tomato prices in the fourth quarter from the company's at-scale distribution partner, Mastronardi Produce.

The company recorded a net loss of $17.3 million and non-GAAP Adjusted EBITDA loss of $16.5 million in the third quarter of 2021, in line with expectations. See reconciliation of the non-GAAP measure at the end of this news release. Third quarter 2021 results were driven by continued labor and productivity investments associated with the training and development of the new workforce at the Morehead farm and costs associated with the summer refresh and planting of the new crop to prepare for the second season. In the third quarter, the company continued to see historically low market prices for tomatoes compared with historical averages, based on USDA reports. Analysis of the past 10 years of USDA tomato pricing data indicates that the third quarter typically marks a seasonal low point in terms of tomato prices, with current prices appearing poised to improve in the fourth quarter of 2021 in line with historical averages.

“Under the leadership of our new EVP of Operations Julie Nelson, who brings extensive experience from her time at PepsiCo, we began shipping to top national grocery store chains and restaurants this week. Her actions to take a data-driven approach with real-time performance management, to enhance training, to implement a world-class supply chain planning process and to streamline our operations organization are paying off in terms of volume and quality,” said AppHarvest President David Lee, “With the percent of No. 1s so far in the fourth quarter showing a nearly 20 percentage points improvement over the second quarter, our second growing season is off to a solid start with a clear focus on the fundamentals of the core business on both the production side and the construction side as we continue to expand the farm network that will diversify our crops to include leafy greens and berries.”

Exhibit 99.1
Development

AppHarvest’s Morehead farm has been harvesting since January 2021. The company is currently building three more high-tech indoor farms and remains on-track with its long-term outlook guiding to a more conservative delivery of nine high-tech indoor farms in Appalachia by the end of 2025, while it continues to work toward a network of 12 farms by 2025. The 15-acre Berea, Ky., leafy green facility and the 60-acre Richmond, Ky., tomato facility are both over 50% complete and expected to be fully operational by the end of 2022. A third new facility, a 30-acre Somerset, Ky., berry facility, which broke ground in June 2021, is approximately 30% complete and is expected to be operational by the end of 2022. To incorporate design and other insights from construction of the 15-acre Berea leafy green facility and to maintain flexibility in the allocation of capital resources, the company temporarily has paused development of the 10-acre Morehead North leafy green facility with construction now expected to resume in 2022 for a 2023 delivery.

The company intends to keep Corporate SG&A roughly flat even as additional farms and crop types are added in future years, in order to increase leverage across the company’s current expense base.

Balance Sheet and Liquidity

As of September 30, 2021 cash and cash equivalents were $221.6 million, compared to $21.9 million as of December 31, 2020.

On July 27, 2021, the company announced it had secured $91 million in non-dilutive financing in the form of a 65.5% loan-to-value construction loan at 8% interest per annum to build its Richmond, Ky., tomato facility from sustainability-focused and leading controlled environment agriculture (CEA) investor Equilibrium Capital. The construction loan provides monthly disbursements to fund capital costs of the project and as of September 30, 2021, $13.8 million was outstanding on the construction loan with associated interest expense of $0.1 million.

On September 27, 2021, the company entered into a promissory note with JPMorgan Chase Bank, N.A., providing for a line of credit facility up to $25 million for capital expenditures and CEA facility construction and improvements. The JPM Loan matures on September 24, 2022, and has an interest rate that is equivalent to one-month LIBOR plus 2.25%. As of September 30, 2021 the company had borrowed $6.9 million with an effective interest rate of 2.375%.

Financial Outlook

The company reiterated its full-year 2021 outlook of net sales of $7 million to $9 million, and full-year 2021 outlook for Adjusted EBITDA to the range of a loss of $70 million to $75 million.

Conference Call and Webcast

Management of AppHarvest will host a webcast and conference call to discuss its third quarter 2021 financial results and operations today at 4:30 p.m. ET. Participation instructions for the live event and replay are as follows:

Live webcast and conference call
•Webcast: Accessible at investors.appharvest.com
•Dial-in: 1-833-665-0607 (Domestic Toll Free) / 1-929-517-0397 (Toll/International)
•Participant Entry Number: 6289723

Conference Replay*
•Webcast: Accessible at investors.appharvest.com
•Dial-in: 1-855-859-2056 (Domestic Toll Free) / 1-404-537-3406 (Toll/International)
•Conference Number: 6289723

*Available approximately two hours after the end of the conference call through November 17, 2021.

Exhibit 99.1
About AppHarvest

AppHarvest is an applied technology company in Appalachia developing and operating some of the world’s largest high-tech indoor farms, designed to grow non-GMO, chemical pesticide-free produce, using up to 90 percent less water than open-field agriculture and only rainwater while producing yields up to 30 times that of traditional agriculture on the same amount of land without agricultural runoff. The company combines conventional agricultural techniques with world-class technology including artificial intelligence and robotics to improve access for all to nutritious food, farming more sustainably, building a domestic food supply, and increasing investment in Appalachia. The company’s 60-acre Morehead, Ky. facility is among the largest indoor farms in the world. For more information, visit https://www.appharvest.com/.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements, which are prepared and presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP measures, such as Adjusted EBITDA, to understand and evaluate the Company’s core operating performance. The Company defines and calculates Adjusted EBITDA as net loss before the impact of interest income or expense, income tax expense or benefit, depreciation and amortization, adjusted to exclude: stock-based compensation, transaction-related costs, remeasurement of warrant liabilities and certain other non-recurring, non-cash and non-core items. The Company believes this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses this non-GAAP measure for trend analyses and for budgeting and planning purposes.

The Company believes that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating projected operating results and trends. Other similar companies may present different non-GAAP measures or calculate similar non-GAAP measures differently. Management does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses that are required to be presented in the Company’s GAAP financial statements. Because of this limitation, you should consider Adjusted EBITDA alongside other financial performance measures, including net loss and the Company’s other financial results presented in accordance with GAAP.

Adjusted EBITDA as used in connection with the Company's 2021 and 2025 outlook is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability. The Company is unable to reconcile this forward-looking non-GAAP financial measure to net income, its most directly comparable forward-looking GAAP financial measure, without unreasonable efforts, because the Company is currently unable to predict with a reasonable degree of certainty its stock-based compensation expense for 2021 and for 2025. In addition, the company may incur additional expenses which may impact adjusted EBITDA. Such items may include costs and expenses related to the business combination activities, income taxes and other items. The unavailable information could have a significant impact on the Company’s full year 2021 or 2025 GAAP financial results.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “can,” “goal,” “target” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding AppHarvest’s value of current and future investments, intention to build high-tech CEA farms, the anticipated benefits of and production at such facilities, timing and availability of tomatoes at top national grocery stores and restaurants, anticipated benefits of the second season harvest, AppHarvest’s future financial performance, as well as AppHarvest’s growth and evolving business plans and strategy, ability to capitalize on commercial opportunities, future operations, estimated financial position, estimated Adjusted EBITDA, revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of AppHarvest’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from

Exhibit 99.1
assumptions. Many actual events and circumstances are beyond the control of AppHarvest. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed in the Company’s Quarterly Report on Form 10-Q filed with the SEC by AppHarvest on August 11, 2021, under the heading “Risk Factors,” and other documents AppHarvest has filed, or that AppHarvest will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect AppHarvest’s expectations, plans, or forecasts of future events and views as of the date of this press release. AppHarvest anticipates that subsequent events and developments will cause its assessments to change. However, while AppHarvest may elect to update these forward-looking statements at some point in the future, AppHarvest specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing AppHarvest’s assessments of any date subsequent to the date of this news release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Exhibit 99.1
APPHARVEST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands except per share amounts)

	September 30, 2021	December 31, 2020
Assets
Current Assets:
Cash and cash equivalents	$221,574	$21,909
Restricted cash	7,250	—
Inventories, net	4,187	3,387
Prepaid expenses and other current assets	3,410	481
Total current assets	236,421	25,777
Operating lease right-of-use assets, net	2,196	1,307
Property and equipment, net	288,610	152,645
Goodwill	50,863	—
Other intangible assets, net	9,321	—
Other assets, net	16,724	1,188
Total non-current assets	367,714	155,140
Total assets	$604,135	$180,917
Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$16,354	$1,342
Accrued expenses	14,516	5,184
Current portion of lease liabilities with a related party	—	59,217
Current portion of lease liabilities	537	166
Current portion of financing obligation with a related party	—	58,795
Current portion of long-term debt	9,633	—
Note payable with related party	—	30,000
Other current liabilities	960	77
Total current liabilities	42,000	154,781
Long-term debt, net of current portion	85,436	—
Lease liabilities, net of current portion	2,276	1,370
Deferred income tax liabilities	1,967	—
Private Warrant liabilities	4,337	—
Other liabilities	2,679	—
Total non-current liabilities	96,695	1,370
Total liabilities	138,695	156,151
Stockholders’ equity
Preferred stock, par value $0.0001, 10,000 shares authorized, 0 issued and outstanding, as of September 30, 2021 and December 31, 2020, respectively	—	—
Common stock, par value $0.0001, 750,000 shares authorized, 100,674 and 44,461 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	10	4
Additional paid-in capital	566,935	45,890
Accumulated deficit	(98,927)	(21,128)
Accumulated other comprehensive loss	(2,578)	—
Total stockholders’ equity	465,440	24,766
Total liabilities and stockholders’ equity	$604,135	$180,917

Exhibit 99.1
APPHARVEST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS (Unaudited)
(In thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net sales	$543	$—	$5,980	$—
Cost of goods sold	7,482	—	30,001	—
	(6,939)	—	(24,021)	—
Operating expenses:
Selling, general and administrative expenses	25,401	5,742	84,357	8,435
Total operating expenses	25,401	5,742	84,357	8,435
Loss from operations	(32,340)	(5,742)	(108,378)	(8,435)
Other income (expense):
Development fee income from a related party	—	136	—	408
Interest expense from related parties	—	(64)	(658)	(90)
Interest expense	(805)	—	(893)	—
Change in fair value of Private Warrants	15,781	—	32,095	—
Other	113	(13)	574	(13)
Loss before income taxes	(17,251)	(5,683)	(77,260)	(8,130)
Income tax benefit (expense)	(17)	—	(539)	—
Net loss	(17,268)	(5,683)	(77,799)	(8,130)

Other comprehensive loss:
Net unrealized losses on derivatives contracts, net of tax	(66)	—	(2,578)	—
Comprehensive loss	$(17,334)	$(5,683)	$(80,377)	$(8,130)

Net loss per common share:
Basic and diluted	$(0.17)	$(0.14)	$(0.83)	$(0.23)
Weighted average common shares outstanding:
Basic and diluted	100,437	41,558	93,823	35,960

Exhibit 99.1
APPHARVEST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2021	2020
Operating Activities
Net loss	$(77,799)	$(8,130)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of Private Warrants	(32,095)	—
Deferred income tax provision	539	—
Depreciation and amortization	7,791	66
Stock-based compensation expense	31,248	108
Rent expense in excess of rent payments	(72)	—
Amortization of development fee with a related party	—	(405)
Changes in operating assets and liabilities
Accounts receivable	259	—
Inventories, net	(800)	(277)
Prepaid expenses and other current assets	(2,752)	(292)
Other assets, net	(10,486)	(2)
Accounts payable	811	1,347
Accrued expenses	1,575	1,282
Other current liabilities	(178)	(4)
Other non-current liabilities	617	—
Net cash used in operating activities	(81,342)	(6,257)
Investing Activities
Purchases of property and equipment	(112,903)	(11,149)
Purchases of property and equipment from a related party	(122,911)	—
Cost of acquisition, net of cash acquired	(9,756)	—
Investment in unconsolidated entity	(5,000)	—
Advances on equipment	—	(15)
Net cash used in investing activities	(250,570)	(11,164)
Financing Activities
Proceeds from debt to a related party	—	32,000
Proceeds from Business Combination and PIPE Shares, net	448,500	—
Proceeds from debt	95,709	—
Debt issuance costs	(1,046)	—
Payments on financing obligation to a related party	(2,088)	—
Proceeds from stock options exercised	35	32
Proceeds from exercise of warrants	95	—
Payments of withholding taxes on restricted stock conversions	(2,341)	—
Issuance of preferred stock, net	—	32,949
Other financing activities	(37)	—
Net cash provided by financing activities	538,827	64,981
Change in cash and cash equivalents	206,915	47,560
Cash and Cash Equivalents
Beginning of period	21,909	6,031
End of period	$228,824	$53,591
Non-cash Activities:
Fixed assets purchases in accounts payable	$14,170	$—
Fixed assets purchases in accrued liabilities	$8,331	$—
Operating lease right-of-use assets and liabilities	$1,055	$376

Exhibit 99.1

APPHARVEST, INC. AND SUBSIDIARIES
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(In millions)

	Three Months Ended		Nine Months Ended
(Dollars in millions)	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net loss	$(17.3)	$(5.7)	$(77.8)	$(8.1)
Interest expense from related parties	—	0.1	0.7	0.1
Interest expense	0.8	—	0.9	—
Interest income	(0.1)	—	(0.2)	—
Income tax expense (benefit)	—	—	0.5	—
Depreciation and amortization expense	3.2	—	7.8	—
EBITDA	(13.4)	(5.6)	(68.1)	(8.0)
Change in fair value of Private Warrants	(15.8)	—	(32.1)	—
Stock-based compensation expense	11.6	—	31.2	0.1
Transaction success bonus on completion of Business Combination	—	—	1.5	—
Reorganization costs	0.9	—	0.9	—
Business Combination transaction costs	0.1	—	13.9	—
Root AI acquisition costs	—	—	1.0	—
Adjusted EBITDA	$(16.5)	$(5.6)	$(51.6)	$(7.9)
*Due to rounding, totals may not foot